Exhibit 99.1
ASX / MEDIA RELEASE

WebMD Health Services to Acquire Limeade for A$0.425 per Share/CDI in Cash

Highlights:

•WebMD Health Services, part of WebMD Health Corp, to acquire 100% of the shares/CDIs in Limeade for cash of A$0.425 per share/CDI
•Offer price represents a 325% premium to the last traded price of Limeade securities on ASX and a 217% premium to the 30 day volume-weighted average price (VWAP) to 8 June 2023
•Offer price implies a fully diluted market capitalisation for Limeade of approximately A$111.5 million and an enterprise value of approximately A$112 million1
•Binding Voting and Support Agreements signed with major shareholders Henry Albrecht, TVC Capital Partners II LP and Oak HC/FT Partners LP and others representing approximately 42% of the issued capital of Limeade
•Merger governed by Washington State Law (not Australian Corporations Act) and is subject to approval by holders of a majority of Limeade shares/CDIs and other conditions stipulated in the Agreement
•The transaction is expected to close in Q3 CY2023

A copy of the Form 8-K to be filed with the SEC along with the Agreement and Plan of Merger is attached.

SYDNEY, Australia and Bellevue, Washington. – 9 June 2023 – Limeade (ASX: LME, or the Company), an immersive employee well-being company that creates healthy employee experiences, today announced it has entered into a definitive merger agreement pursuant to which WebMD will acquire Limeade. Under the terms of the merger agreement, which was unanimously approved by the Limeade board of directors, WebMD will acquire all of the outstanding shares of Limeade common stock, including shares underlying Limeade outstanding CHESS Depositary Interest (CDIs), through a merger of a wholly-owned subsidiary of WebMD with Limeade, as a result of which Limeade will become a wholly-owned subsidiary of WebMD (the "Transaction").
“Limeade and WebMD Health Services creates the only truly complementary combination of culture and well-being in the market, allowing us to maximize health and well-being for all people and deliver better service, support and capabilities for our clients. We are confident that the combination will bring together WebMD Health Services human expertise and Limeade technical innovation into a comprehensive solution that will have a positive impact on people and companies worldwide,” said Henry Albrecht, Limeade CEO.
Under the terms of the merger agreement, upon closing of the merger, Limeade shareholders (including holders of Limeade outstanding CDIs that trade on the Australian Securities Exchange (ASX)) will receive A$0.425 per share in an all-cash transaction that values Limeade on a fully diluted basis at approximately A$111.5 million. The per share purchase price represents a 325% premium over the closing price of Limeade’s CDIs on the ASX on 8 June 2023.
The Transaction remains subject to a number of conditions, including approval by the holders of a majority of Limeade’s outstanding shares (including shares underlying CDIs), absence of a material adverse effect with respect to Limeade and certain other customary closing conditions.
In addition, Limeade will be subject to exclusivity obligations, including no shop and notification obligations. The merger agreement also contains a matching right regime in respect of a Superior Proposal received by Limeade. The merger agreement also sets out the circumstances under which a termination fee of US$2.4 million may be payable by Limeade to WebMD.
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1 Based on 262.3 million estimated fully diluted shares at closing and unaudited net debt of US$0.5 million at 31 March 2023. Assumes a USD/AUD rate of 1.496.
Limeade, Inc. │ ARBN 637 017 602 │ 10885 NE 4th Street ∙ Suite 400 ∙ Bellevue ∙ WA 98004

Voting Agreements

Voting agreements have been executed by certain Limeade shareholders including Limeade CEO Henry Albrecht and affiliates and family members, TVC Capital and Oak HC/FT, representing approximately 42% of Limeade shares. The voting agreements require these shareholders to vote in favour of the Transaction and against any other Acquisition Proposal. The voting agreement terminates if the Merger Agreement is validly terminated. The voting agreement also restricts transfer of any Limeade shares, with limited exceptions.

Indicative Timetable for the Transaction and Next Steps

Limeade shareholders do not need to take any action at this time. Limeade intends to call and hold a special meeting of shareholders for the purpose of voting on the merger agreement and other matters related to the Transaction. For the purposes of soliciting proxies for the special meeting of shareholders, Limeade is preparing a Proxy Statement, including additional details about the merger agreement, the background and reasons for the Directors’ recommendation, information regarding interests of directors and executive officers in the Transaction, and details of the shareholders meeting. The Proxy Statement, which is subject to review by the U.S. Securities Exchange Commission, is expected to be sent to Limeade shareholders in mid to late July 2023 (dependent on timing of SEC review).

Event	Expected Date
Dispatch of Proxy Statement to shareholders	Mid/late July 2023
Shareholder Meeting	Mid/late August2023

This release dated 9 June 2023 has been authorised for lodgement to ASX by the Board of Directors of Limeade and lodged by Mr Danny Davies the Limeade ASX Representative.

– ENDS –

Contact Information

Company	Investor Relations / Media (AU)
Mr Henry Albrecht	Dr Thomas Duthy
Chief Executive Officer	Nemean Group for Limeade
henry.albrecht@limeade.com	thomas.duthy@limeade.com
+1 425 908 0216	+61 402 493 727

About Limeade

Limeade is an immersive employee well-being company that creates healthy employee experiences. Limeade Institute science guides its industry-leading software and its own award-winning culture. Today, millions of users in over 100 countries use Limeade solutions to navigate the future of work. By putting well-being at the heart of the employee experience, Limeade reduces burnout and turnover while increasing well-being and engagement — ultimately elevating business performance. To learn more, visit www.limeade.com (ASX listing: LME).

Limeade, Inc. Australian Registered Business Number 637 017 602, a public limited company registered under the Washington Business Corporation Act (UBI Number: 602 588 317).

Disclosure

This ASX release does not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of any securities referred to herein in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful. Any securities referred to herein have not been registered under the US Securities Act of 1933, as
Limeade, Inc. │ ARBN 637 017 602 │ 10885 NE 4th Street ∙ Suite 400 ∙ Bellevue ∙ WA 98004

amended (the "US Securities Act") and may not be offered or sold in the United States or to US persons absent registration or an applicable exemption from registration under the US Securities Act and applicable state securities laws. In addition, any hedging transactions involving the securities referred to herein may not be conducted unless in compliance with the US Securities Act.

Additional Information and Where to Find It:

This communication relates to the proposed merger (the “Merger”) of Limeade, Inc. (the “Company”) with a wholly-owned subsidiary of WebMD Health Corp. (“WebMD”) In connection with the proposed Merger, the Company will file a preliminary proxy statement and file or furnish other relevant materials with the Securities and Exchange Commission (the “SEC”). Once the SEC completes its review of the preliminary proxy statement, a definitive proxy statement and a form of proxy will be filed with the SEC and mailed or otherwise furnished to the shareholders of the Company. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT, IF ANY, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE PROPOSED MERGER. This communication is not a substitute for the proxy statement or any other document that may be filed by the Company with the SEC. Investors and shareholders will be able to obtain the documents (when available) free of charge at the SEC’s website, http://www.sec.gov, and the Company’s website, www.limeade.com. In addition, the documents (when available) may be obtained free of charge by directing a request by mail to Limeade, Inc., Attention: Secretary, 10885 NE 4th Street, Suite #400, Bellevue, WA 98004, or by telephone at 1-425-908-0216.

Participants in the Solicitation

The Company, WebMD and certain of their respective directors, executive officers, certain other members of management and employees of the Company and WebMD and agents retained by the Company may be deemed to be participants in the solicitation of proxies from shareholders of the Company in favor of the proposed Merger. Information about directors and executive officers of the Company and their beneficial ownership of the Company’s common stock is set forth in the Company’s definitive proxy statement on Schedule 14A for its 2023 annual meeting of shareholders, as filed with the SEC on May 1, 2023. Certain directors, executive officers, other members of management and employees of the Company may have direct or indirect interests in the proposed Merger due to securities holdings, vesting of equity awards and rights to severance payments. Additional information regarding the direct and indirect interests of these individuals and other persons who may be deemed to be participants in the solicitation will be included in the proxy statement with respect to the proposed Merger the Company will file with the SEC and furnish to the Company’s shareholders.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, including statements regarding the proposed Merger and the ability to consummate the proposed Merger. Forward-looking statements are indicated by words or phrases such as “guidance,” “believes,” “expects,” “intends,” “forecasts,” “can,” “could,” “may,” “anticipates,” “estimates,” “plans,” “projects,” “seeks,” “should,” “targets,” “will,” “would,” “outlook,” “continuing,” “ongoing,” and similar words or phrases and the negative of such words and phrases. Forward-looking statements are based on the Company’s current plans and expectations and involve risks and uncertainties which are, in many instances, beyond the Company’s control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (1) the Company may be unable to obtain shareholder approval as required for the proposed Merger; (2) the conditions to the closing of the proposed Merger may not be satisfied; (3) the proposed Merger may involve unexpected costs, liabilities or delays, including the payment of a termination fee by the Company to the buyer; (4) the business of the Company may suffer as a result of uncertainty surrounding the proposed Merger; (5) the effect of
Limeade, Inc. │ ARBN 637 017 602 │ 10885 NE 4th Street ∙ Suite 400 ∙ Bellevue ∙ WA 98004

the announcement or pendency of the proposed Merger on the Company’s business relationships, including with customers and suppliers; (6) the outcome of any legal proceedings related to the proposed Merger; (7) the Company may be adversely affected by other economic, business, legislative, regulatory and/or competitive factors, including, but not limited to, future response to, and effects of, the COVID-19 pandemic, including the Company’s continued operations, customer demand, supply chain availability and implementation of protective measures and public policy response to the COVID-19 pandemic, including legislation or restrictions; (8) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; (9) the attention of the Company’s management and employees may be diverted from ongoing business concerns as a result of the proposed Merger; (10) limitations placed on the Company’s ability to operate its business under the proposed Merger Agreement; (11) risks that the proposed Merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed Merger; (12) the fact that under the terms of the Merger Agreement, the Company is restricted from soliciting other acquisition proposals after the date of the Merger Agreement; and (13) other risks to consummation of the proposed Merger, including the risk that the proposed Merger will not be completed within the expected time period or at all, which may adversely affect the Company’s business and the price of the Company’s common stock.

The foregoing review of important factors that could cause actual results to differ from expectations should not be construed as exhaustive and should be read in conjunction with the information contained in the Company’s SEC filings, including, but not limited to, the risk factors included in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 28, 2023. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements.

Except as required by applicable law, the Company does not intend, and assumes no obligation, to update any forward-looking statements. The Company’s shareholders are advised, however, to consult any future disclosures the Company makes on related subjects as may be detailed in the Company’s other filings made from time to time with the SEC.
Limeade, Inc. │ ARBN 637 017 602 │ 10885 NE 4th Street ∙ Suite 400 ∙ Bellevue ∙ WA 98004

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